Exhibit (d)(4)

MUTUAL CONFIDENTIALITY AGREEMENT

This Mutual Confidentiality Agreement (this “Agreement”) is made effective as of the date of the last signature below (the “Effective Date”), by and between Vertex Pharmaceuticals Incorporated, a Massachusetts corporation with offices at 50 Northern Avenue, Boston, Massachusetts 02210 (“Vertex”) and Alpine Immune Sciences, Inc., a Delaware corporation, with offices at 188 East Blaine Street, Suite 200, Seattle, WA 98102 (the “Company”). The parties contemplate discussions concerning one or more potential business arrangements involving Vertex or one or more of its Affiliates on the one hand and the Company or one or more of its Affiliates on the other hand (the “Potential Transaction”). In connection therewith, each party desires to disclose to the other party certain confidential and proprietary information for the sole purpose of enabling the receiving party to evaluate or enter into the Potential Transaction (the “Purpose”).

Agreement

In consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	Definitions. Unless otherwise specifically provided in this Agreement, the following terms shall have the following meanings:

1.1

“Affiliate” means, with respect to a Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. “Control” and, with correlative meanings, the terms “controlled by” and “under common control with” mean (a) the power to direct the management or policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, resolution, regulation or otherwise, or (b) to own more than 50% of the outstanding voting securities or other ownership interest of such Person.

1.2

“Confidential Information” means any and all (a) confidential or proprietary information or material, including any documents, notes, analyses, studies, financial summaries, samples, drawings, diagrams, designs, flowcharts, databases, models and plans, that at any time on or after the Effective Date, is provided or communicated by or on behalf of one party (such party in such capacity, the “Disclosing Party”) or any of its Representatives to the other party (such party in such capacity, the “Receiving Party”) or any of its Representatives in connection with the Potential Transaction and (b) any documents, memoranda, notes, studies and analyses prepared by the Receiving Party or its Representatives that contain, incorporate or are derived from the Disclosing Party’s Confidential Information, in each case, to the extent containing any information or material described in clause (a). Confidential Information may be disclosed either orally, visually, electronically, in writing, by delivery of materials containing Confidential Information or in any other form now known or hereafter invented.

1.3

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.4	“Representative” means, with respect to a party, its Affiliates and its and their respective directors, officers, employees, consultants and advisors.

2.

Obligations of the Receiving Party. Subject to Sections 3 and 4, from the Effective Date and for five years thereafter, the Receiving Party (a) shall use the Confidential Information of the Disclosing Party solely for the Purpose and shall not use such Confidential Information for any other purpose and (b) shall keep confidential and not publish, make available or otherwise disclose any Confidential Information, except to its Representatives who reasonably require access to such Confidential Information in connection with the Purpose and who are bound by confidentiality and non-use obligations with respect to such Confidential Information that are sufficient to enable the Receiving Party to cause such Representatives to comply with the terms of this Agreement. The Receiving Party shall be liable for any breach by any of its Representatives of the restrictions and obligations set forth in this Agreement.

3.

Exceptions. The Receiving Party’s obligations under this Agreement shall not extend to any Confidential Information to the extent that the Receiving Party can demonstrate that such Confidential Information (a) is or hereafter becomes generally available to the public by use, publication, general knowledge or the like other than by breach by the Receiving Party or any of its Representatives of the terms hereof, (b) is received from a third party, other than a Representative of, or any other Person that disclosed Confidential Information on behalf of, the Disclosing Party, that is lawfully in possession of such information and is not in violation of any contractual or legal obligation of confidentiality between such third party and the Disclosing Party or any of its Representatives with respect to such information, (c) was already in the possession of the Receiving Party or any of its Representatives free of any obligation of confidence to Disclosing Party prior to receipt hereunder from the Disclosing Party or any of its Representatives as shown in the tangible records of the Receiving Party or its Representatives or by other competent evidence, (d) is or was independently developed by the Receiving Party or any of its Representatives without use or reference to Confidential Information of the Disclosing Party, as shown in the tangible records of the Receiving Party or its Representatives or by other competent evidence, or (e) is or was generally made available to third parties by or on behalf of the Disclosing Party, or its Affiliates, without restriction on disclosure. Confidential Information disclosed to the Receiving Party hereunder shall not be deemed by the Receiving Party to fall within the foregoing exceptions merely because it is embraced by more general information that falls within such exceptions.

4.

Compliance with Law. This Agreement shall not be deemed to restrict either party or its Representatives from complying with a lawfully issued governmental order or other legal requirement, including by reason of filings with securities regulators, to produce or disclose Confidential Information; provided, however, that the Receiving Party shall, to the extent permitted by law, promptly notify the Disclosing Party upon learning of such order or other requirement, and the Receiving Party shall, and shall cause any applicable Representative to, reasonably cooperate with the Disclosing Party at the Disclosing Party’s expense in objecting to such order or requirement and in any related proceedings; and provided, further, that if such order or requirement is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such order or requirement shall be limited to information that is legally required to be disclosed in such response to such order or requirement, and the Receiving Party shall, and shall cause any applicable Representative to, cooperate with the Disclosing Party to obtain confidential treatment, to the extent reasonably possible, with respect to any Confidential Information so disclosed.

5.	Return of Confidential Information.

Upon the Disclosing Party’s written request, the Receiving Party shall, at the Receiving Party’s discretion, either destroy or return to the Disclosing Party or its designee any and all tangible embodiments of the Disclosing Party’s Confidential Information (including all copies and reproductions thereof). Notwithstanding the destruction or return of Confidential Information, the Receiving Party will continue to be bound by its obligations under this Agreement.

Notwithstanding the foregoing, (x) the Receiving Party may retain one copy of the Disclosing Party’s Confidential Information for archival purposes and as reasonably necessary to demonstrate compliance with the terms and conditions of this Agreement, including in connection with legal proceedings and (y) neither the Receiving Party nor any of its Representatives shall be required to delete or destroy any electronic back-up tapes or other electronic back-up files that have been created solely by the automatic or routine archiving and back-up procedures of the Receiving Party or its Representatives, to the extent created and retained in a manner consistent with its or their standard archiving and back-up procedures. The Receiving Party will continue to be bound by its obligations under this Agreement for any Confidential Information retained in accordance with the foregoing.

6.

No Representation or Warranty. ALL CONFIDENTIAL INFORMATION IS PROVIDED “AS IS” AND EACH PARTY HEREBY DISCLAIMS AND EXCLUDES ANY AND ALL REPRESENTATIONS OR WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESSED OR IMPLIED, WITH RESPECT TO CONFIDENTIAL INFORMATION PROVIDED BY OR ON BEHALF OF IT HEREUNDER, INCLUDING ANY REPRESENTATION OR WARRANTY OF ACCURACY, COMPLETENESS, QUALITY, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE OR NON-INFRINGEMENT. The Disclosing Party shall not have any liability, direct or indirect, to the Receiving Party for any damages that may arise as a result of the Receiving Party’s permitted use of Confidential Information or any errors therein or omissions therefrom, except to the extent expressly set forth in any definitive agreement with respect to the Potential Transaction. Nothing in this Section 6 is intended to limit or exclude the Disclosing Party’s liability for fraud.

7.	No License. No license or conveyance of any such rights to the Receiving Party or any of its Representatives is granted or implied under this Agreement.

8.

Confidentiality of Discussions. Neither party shall disclose to any Person, other than its Representatives, the fact that Confidential Information has been made available to the Receiving Party, the fact that discussions with respect to the Potential Transaction are taking place, or any of the terms, conditions or other facts with respect to such discussions (including the status thereof), except, in each case, to the extent necessary to comply with applicable law or regulations, including by reason of filings with securities regulators, provided that the party making such disclosure complies with the requirements set forth in Section 4 with respect to such disclosure.

9.

Competitive Programs. The Company and Vertex acknowledge and agree that each party and its Affiliates (a) conduct research, development, manufacturing, and marketing programs and businesses that may be competitive with the other party’s business (the “Competitive Programs”), (b) manufacture, market, sell and distribute, and may develop, products and compounds that may be competitive with products and compounds related to the other party’s business (the “Competitive Products”), and (c) now possess or may independently develop information and other materials that are similar to the Confidential Information disclosed by or on behalf of the Disclosing Party to the Receiving Party (the “Similar Information”). Nothing in this Agreement shall be construed to preclude each party and its Affiliates from (w) conducting the Competitive Programs, (x) manufacturing, marketing, selling, distributing or developing the Competitive Products, (y) using or in any way exploiting the Similar Information, or (z) assigning any Representative who has been privy to the other party’s Confidential Information to perform work on the Competitive Programs or in connection with the Competitive Products; provided that in each case, the Receiving Party complies with the confidentiality and non-use restrictions contained herein.

10.

Disclaimer. Neither party may be held criminally or civilly liable under any federal or state trade secret law for disclosing the other party’s trade secret (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed under seal in a lawsuit or other proceeding.

11.	Miscellaneous.

11.1

No Obligation Regarding Potential Transaction. Neither party shall have any obligation to disclose any Confidential Information to the other party. Either party may, at any time, cease disclosing Confidential Information to the other party without any liability. This Agreement is not intended, and shall not be construed, to obligate either party to enter into any further agreement with the other party or to refrain from entering into an agreement or negotiation with any third party. Neither this Agreement nor any course of conduct by either Vertex (or any of its Representatives) or Company (or any of its Representatives) before or after the Effective Date, other than the execution and delivery of a definitive agreement with respect to the Potential Transaction, shall give rise to any obligation on the part of Vertex (or any of its Representatives) or Company (or any of its Representatives) to (a) continue discussions or negotiations related to, or consummate any transaction related to, the Potential Transaction or (b) execute and deliver a definitive agreement with respect to the Potential Transaction. Each of Vertex and Company has the right to terminate negotiations relating to the Potential Transaction at any time prior to the execution of a definitive agreement with respect thereto without any liability to the other party (or any of its Representatives).

11.2

Governing Law. The interpretation and construction of this Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

11.3	Amendment. Any amendment or modification of this Agreement must be in writing and signed by authorized representatives of both parties.

11.4

Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign its rights, or delegate its obligations, under this Agreement, whether by operation of law or otherwise, in whole or in part without the prior written consent of the other party, except that each party without such consent may assign its rights under this Agreement with respect to its Confidential Information to any of its Affiliates or any successor in interest to all or substantially all of the business to which its Confidential Information relates. Nothing in this Section 11.4 is intended or shall be construed to permit the assigning party to publish, make available or otherwise disclose any Confidential Information of the other party to its assignee or any other Person except as otherwise permitted by this Agreement.

11.5

Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Agreement. Each party confirms that, with respect to the subject matter of this Agreement, it is not relying on any representations, warranties, or covenants of the other party except as specifically set out in this Agreement.

11.6

Equitable Relief. A breach by either party of this Agreement may cause irreparable damage for which the non-breaching party may not be adequately compensated by monetary damages. In the event of a breach, or threatened breach, of this Agreement, the non-breaching party may seek equitable relief from any court of competent jurisdiction, whether preliminary or permanent. Nothing in this Section 11.6 is intended, or shall be construed, to limit the parties’ rights to any other remedy for a breach of any provision of this Agreement.

11.7

Severability. To the fullest extent permitted by applicable law, the parties waive any provision of law that would render any provision in this Agreement invalid, illegal, or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, in any respect, then such provision shall be given no effect by the parties and shall not form part of this

Agreement. To the fullest extent permitted by applicable law and if the rights or obligations of either party will not be materially and adversely affected, all other provisions of this Agreement shall remain in full force and effect and the parties shall use their reasonable best efforts to negotiate a provision in replacement of the provision held invalid, illegal, or unenforceable that is consistent with applicable law and achieves, as nearly as possible, the original intention of the parties.

11.8

Waiver. A party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such party from enforcing any or all provisions of this Agreement and exercising any rights or remedies. To be effective any waiver must be in writing. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by law or otherwise available except as expressly set forth herein.

11.9

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Agreement delivered by facsimile transmission (with transmission confirmed) or in .pdf format via e-mail shall be as effective as an original executed signature page.

[Signature Page Follows]

Execution

THIS AGREEMENT IS EXECUTED by the authorized representatives of the parties as of the Effective Date.

VERTEX PHARMACEUTICALS INCORPORATED		ALPINE IMMUNE SCIENCES, INC.

Signature:	/s/ Aaron Reames	Signarure:	/s/ Stephanie Wisdo
Name:	Aaron Reames	Name:	Stephanie Wisdo
Title:	SVP - BD and External Innovation	Title:	Associate General counsel

Date:	14-Feb-2024	Date:	14-Feb-2024